                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                        Thoratec Laboratories Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

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     (4)  Date Filed:

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

                       THORATEC LABORATORIES CORPORATION

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 14, 1999

                            ------------------------

TO THE SHAREHOLDERS OF THORATEC LABORATORIES CORPORATION

     NOTICE IS HEREBY GIVEN, that an Annual Meeting of Shareholders of Thoratec Laboratories Corporation, a California corporation ("Thoratec" or the "Company"), will be held on Friday, May 14, 1999 at 9:30 a.m., Pacific time, at the Company's headquarters at 6035 Stoneridge Drive, Pleasanton, California 94588 for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To approve an amendment to Thoratec's 1997 Stock Option Plan.

     3. To approve amendments to Thoratec's 1996 Nonemployee Directors Stock Option Plan.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on April 7, 1999, are entitled to notice of and to vote at the meeting and any adjournments thereof.

     All shareholders are cordially invited to attend the meeting in person. Any shareholder attending the meeting may vote in person even if such shareholder previously signed and returned a Proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          D. Keith Grossman
                                          Chief Executive Officer and President

Pleasanton, California
April 13, 1999

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                       THORATEC LABORATORIES CORPORATION

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

     The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of Thoratec Laboratories Corporation ("Thoratec" or the "Company") for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held Friday, May 14, 1999 at 9:30 a.m., Pacific time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's headquarters, 6035 Stoneridge Drive, Pleasanton, California 94588. The telephone number at that address is (925) 847-8600.

     These proxy solicitation materials were mailed on or about April 13, 1999 to all shareholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND SHARES OUTSTANDING

     Shareholders of record at the close of business on April 7, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, 20,433,812 shares of the Company's common stock (the "Common Stock") were issued, outstanding and entitled to vote at the Annual Meeting.

REVOCABILITY OF PROXIES

     Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed Proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

     Every shareholder voting for the election of directors may exercise cumulative voting rights and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than eight candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. On all other matters each share is entitled to one vote on each proposal or item that comes before the Annual Meeting.

     The Company intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business. However, abstentions are counted as votes against a proposal for purposes of determining whether or not a proposal has been approved, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile or other method. No additional compensation will be paid for any such services. Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the shareholders, will be borne by the Company. The Company may reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of Common Stock.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     Eight directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eight nominees named below. All of the nominees named below are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees for whom such votes will be cumulated will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified. It is not expected that any nominee will be unable or will decline to serve as a director.

     The name of and certain other information regarding each nominee is set forth in the table below.

                                                                                        DIRECTOR
            NAME OF NOMINEE              AGE          POSITION WITH THE COMPANY          SINCE
            ---------------              ---          -------------------------         --------
J. Donald Hill(1)......................  62    Director and Chairman of the Board         1976
D. Keith Grossman......................  39    Director, President and Chief Executive    1996
                                               Officer
Christy W. Bell(2).....................  76    Director                                   1988
Howard E. Chase(2).....................  62    Director                                   1986
J. Daniel Cole.........................  52    Director                                   1997
William M. Hitchcock(2)................  59    Director                                   1996
George W. Holbrook, Jr.(1).............  67    Director                                   1995
Daniel M. Mulvena(1)...................  50    Director                                   1997

---------------
(1) Member of Compensation and Option Committee

(2) Member of Audit Committee

     There is no family relationship between any of the directors or executive officers of the Company.

     J. Donald Hill, M.D. has been a director of the Company since its inception in March 1976 and is a significant shareholder of the Company. In January 1995, Dr. Hill became Chairman of the Board of Directors. Dr. Hill is Chairman of the Department of Cardiac Surgery at California Pacific Medical Center in San Francisco where he has been a practicing cardiovascular surgeon since 1966.

     D. Keith Grossman joined the Company as President and Chief Executive Officer in January 1996. He was elected to the Board of Directors in February 1996. Prior to joining Thoratec, Mr. Grossman was a Division President of Major Pharmaceuticals, Inc., from June 1992 to September 1995, at which time it was sold. From July 1988 to June 1992, Mr. Grossman served as the Vice President of Sales and Marketing for Calcitek, Inc., a manufacturer of implantable medical devices, and division of Sulzer Medica USA Inc. (formerly Intermedics, Inc.). Prior to 1988, Mr. Grossman held various other sales and marketing management positions within the McGaw Laboratories Division of American Hospital Supply Corporation.

     Christy W. Bell became a director of the Company in April 1988 and is a significant shareholder of the Company. Mr. Bell is President and CEO of Electro-Petroleum Inc. ("EPI"), Electro-Pyrolysis Inc., and Arc Technologies Inc. and a managing member of Temblor Petroleum, Co. LLC. Prior to joining EPI, Mr. Bell had been Chairman and Chief Executive Officer of Chem Clear, located in Wayne, Pennsylvania, until February 1988, when the Company was sold. Mr. Bell serves as a member of the Board of Clean Harbors, Inc.

     Howard E. Chase became a director of the Company in November 1986. Mr. Chase served as President and CEO of Trident Rowan Group, Inc. ("TRGI") from September 1995 to March 1998 and Chairman of the Board of TRGI since March 1998. In addition, in April 1999, Mr. Chase was appointed as President of Matrix Global Investments, Inc. From 1984 to August 1995 Mr. Chase was a partner in the law firm of Morrison Cohen Singer & Weinstein in New York City. He acted as an advisor and as special counsel to the Company from 1979 to 1995.

     J. Daniel Cole became a director of the Company in July 1997. Mr. Cole is a general partner of the Spray Venture Fund of Boston. Mr. Cole was President and Chief Operating Officer of SciMed Life Systems Corporation from April 1993 to March 1995, and Senior Vice President and Group President of Boston Scientific Corporation's vascular business from March 1995 to March 1997. He has also held a number of senior executive positions at Baxter Healthcare Corporation, including President of its Edwards Less Invasive Surgery Division and its Critical Care Division. Mr. Cole also serves as a member of the Board of Directors of Cambridge Heart, Inc. and SurVivaLink.

     William M. Hitchcock became a director of the Company in September 1996. In December 1994 Mr. Hitchcock became President and director of Avalon Financial, Inc. From May 1992 to December 1995, Mr. Hitchcock was President of Plains Resources International Inc., a wholly owned subsidiary of Plains Resources Inc. Mr. Hitchcock also serves as a member of the Board of Directors of Plains Resources Inc. and Oshman's Sporting Goods, Inc.

     George W. Holbrook, Jr. became a director of the Company in July 1995. Since 1984 Mr. Holbrook has been the Managing Partner of Bradley Resources Company, a private investment partnership. Mr. Holbrook is also a director of Merrill Lynch Institutional Fund and several associated funds.

     Daniel M. Mulvena became a director of the Company in May 1997. Mr. Mulvena is the founder and owner of Commodore Associates, a consulting company. Mr. Mulvena was Group Vice President Cardiac/cardiology and a member of the operating committee for Boston Scientific Corporation from February 1992 to May 1995, and prior thereto was the President and Chief Executive Officer and Chairman of Lithox Systems, Inc. Prior to that, Mr. Mulvena held a number of executive positions, including President of the Implants Division and President of the Cardiosurgery Division, at C.R. Bard, Inc. Mr. Mulvena also serves as a member of the Board of Directors of EchoCath, Inc., Magna-Lab Inc. and Zoll Medical Corporation.

BOARD MEETINGS AND COMMITTEES

     The Board held a total of 10 meetings during the fiscal year ended January 2, 1999. No director attended fewer than 75 percent of the aggregate of all meetings of the Board and of the committees upon which such director served.

     During fiscal year 1998, the Audit Committee consisted of Messrs. Bell, Chase, and Hitchcock, with Mr. Chase serving as Chairman. The principal functions of the Audit Committee are to recommend engagement of the Company's independent auditors, to consult with the Company's auditors concerning the scope of the audit and to review with them the results of their examination, to review and approve any material accounting policy changes affecting the Company's operating results and to review the Company's financial control procedures and personnel. The Audit Committee held one meeting during fiscal year 1998.

     The Compensation and Option Committee currently consists of Messrs. Holbrook and Mulvena, and Dr. Hill, with Mr. Mulvena serving as Chairman. The Compensation and Option Committee reviews and recommends to the Board compensation and benefits for the Company's executive officers and management. The Compensation and Option Committee held three meetings during fiscal year 1998.

     The Board does not have a nominating committee.

BOARD COMPENSATION

     Directors receive reimbursement for travel and other expenses directly related to their activities as directors. Outside directors are paid $2,500 per meeting held in person and $500 per quarter for committee meetings. In addition, with prior approval of the Chairman, consulting fees of $1,500 per day for the first full day and $1,000 per day thereafter may be paid. Beginning in 1996, outside directors are eligible to participate in the Company's 1996 Nonemployee Directors Stock Option Plan. The terms of that plan, as amended, are described below under "Proposal Three-Approval of Amendments to the 1996 Nonemployee Directors Stock Option Plan." For fiscal year 1998 Dr. Hill and Messrs. Bell, Chase, Cole, Hitchcock, Holbrook and Mulvena received compensation of $12,250, $9,250, $9,250, $10,250, $9,250, $10,250, and $12,250, respectively. Each director was granted options in the 1996 Directors Stock Option Plan with underlying securities of 5,000 shares at $8.875/share on May 18, 1998 and options in the 1993 Stock Option Plan with underlying securities of 7,500 shares at $6.375/share on October 25, 1998.

                                   MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 12, 1999 (i) by each of the Company's directors, (ii) by each Named Executive Officer, (iii) by all directors and executive officers as a group, and (iv) by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock.

                                                             NUMBER OF SHARES        PERCENT OF SHARES
                   NAME AND ADDRESS(1)                     BENEFICIALLY OWNED(2)   BENEFICIALLY OWNED(2)
                   -------------------                     ---------------------   ---------------------
COBE Laboratories, Inc. .................................        3,708,077                 18.2%
  1185 Oak Street
  Lakewood, CO 80215
Peter R. Kellogg.........................................        2,062,100                 10.1
  Spear, Leeds & Kellogg
  120 Broadway
  New York, NY 10271
State of Wisconsin Investment Board......................        1,549,800                  7.6
  P.O. Box 7842
  Madison, WI 53702
J. Donald Hill(3)........................................        1,414,453                  6.9
George W. Holbrook, Jr.(4)...............................        1,202,054                  5.9
Bradley Resources Company(4).............................        1,181,221                  5.8
  P.O. Box 1938
  Palm City, FL 34991-6939
James R. McGoogan(4).....................................        1,181,221                  5.8
  Bradley Resources Company
  P.O. Box 1938
  Palm City, FL 34991-6939
Richard V. Traister(4)...................................        1,181,221                  5.8
  Bradley Resources Company
  P.O. Box 1938
  Palm City, FL 34991-6939
Sulzer Medica USA Inc. ..................................        1,074,074                  5.3
  3 East Greenway Plaza, Suite 1600
  Houston, TX 77046
Christy W. Bell(5).......................................          635,877                  3.1
William M. Hitchcock(6)..................................          374,573                  1.8
D. Keith Grossman(7).....................................          165,333                    *
Howard E. Chase(8).......................................          103,055                    *
Cheryl D. Hess(9)........................................           84,204                    *
David J. Farrar(10)......................................           78,189                    *
J. Daniel Cole(11).......................................           62,500                    *
Donald A. Middlebrook(12)................................           51,000                    *
Thomas E. Burnett, Jr.(13)...............................           50,000                    *
Daniel M. Mulvena(14)....................................           22,500                    *
Directors and Executive Officers as a Group (13
  persons)(15)...........................................        4,283,738                 20.3%

---------------
  *  Less than one percent

 (1) Except as set forth herein, the address of the persons set forth above is the address of the Company appearing elsewhere in this proxy statement.

 (2) Applicable percentage ownership for each shareholder is based on 20,428,179 shares of Common Stock outstanding as of March 12, 1999, together with applicable options for such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to the shares. Beneficial ownership also includes shares of stock subject to options and warrants exercisable or convertible within 60 days of March 12, 1999. Shares of Common Stock subject to outstanding options are deemed outstanding for computing the percentage of ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person. Except pursuant to applicable community property laws or as indicated in the footnotes to this table, to the Company's knowledge, each shareholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such shareholder.

 (3) Includes 103,055 shares issuable upon exercise of options exercisable within 60 days of March 12, 1999.

 (4) Bradley Resources Company is an investment partnership which owns 1,181,221 shares. George W. Holbrook, Jr., a director of the Company, is a general partner of Bradley Resources Company and is deemed to share beneficial ownership of such shares with Messrs. James R. McGoogan and Richard V. Traister, general partners of Bradley Resources Company. Includes, in Mr. Holbrook's number only, 20,833 shares issuable upon exercise of options within 60 days of March 12, 1999.

 (5) Includes 64,389 shares issuable upon exercise of options exercisable within 60 days of March 12, 1999.

 (6) Includes 20,833 shares issuable upon exercise of options exercisable within 60 days of March 12, 1999.

 (7) Includes 158,333 shares issuable upon exercise of options exercisable within 60 days of March 12, 1999.

 (8) Includes 103,055 shares issuable upon exercise of options exercisable within 60 days of March 12, 1999.

 (9) Includes 20,000 shares issuable upon exercise of options exercisable within 60 days of March 12, 1999.

(10) Includes 62,967 shares issuable upon exercise of options exercisable within 60 days of March 12, 1999.

(11) Includes 22,500 shares issuable upon exercise of options exercisable within 60 days of March 12, 1999.

(12) Includes 50,000 shares issuable upon exercise of options exercisable within 60 days of March 12, 1999.

(13) Includes 50,000 shares issuable upon exercise of options exercisable within 60 days of March 12, 1999.

(14) Includes 22,500 shares issuable upon exercise of options exercisable within 60 days of March 12, 1999.

(15) Includes 723,465 shares issuable upon exercise of options exercisable within 60 days of March 12, 1999.

EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning the compensation received for services rendered to the Company during 1996, 1997 and 1998 fiscal years by the Chief Executive Officer of the Company and each of the four additional most highly compensated executive officers (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                       ------------
                                                      ANNUAL COMPENSATION(1)            SECURITIES
                                               -------------------------------------    UNDERLYING
         NAME AND PRINCIPAL POSITION           YEAR    SALARY     BONUS      OTHER      OPTIONS(#)
         ---------------------------           ----   --------   --------   --------   ------------
D. Keith Grossman(2).........................  1998   $192,750   $131,070   $  2,400     100,000
  Chief Executive Officer,                     1997    183,997     41,125      2,375     333,333
  President and Director                       1996    147,884     69,375    101,548     333,333
Thomas E. Burnett, Jr.(3)....................  1998    139,778     83,167        861      52,500
  Vice President -- Sales                      1997    131,298     30,188        767      40,000
  and Marketing                                1996     40,077     27,281     49,878      60,000
David J. Farrar(4)...........................  1998    136,856     73,287      2,400      52,500
  Vice President -- Research                   1997    130,649     28,000      2,290      40,000
  and Development                              1996    109,924     24,571         --          --
Cheryl D. Hess(4)............................  1998    139,778     76,930      2,400      52,500
  Chief Financial Officer,                     1997    131,298     33,688      2,375      40,000
  Vice President, Finance and Secretary        1996    111,923     36,375         --          --
Donald A. Middlebrook(5).....................  1998    137,808     66,417      2,400      52,500
  Vice President -- Regulatory                 1997    131,298     32,375     68,462      40,000
  Affairs/Quality Assurance                    1996     39,423     15,000     52,052      60,000

---------------
(1) In accordance with the rules of the Securities and Exchange Commission, other annual compensation in the form of perquisites and other personal benefits has been omitted where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for the fiscal year.

(2) All 333,333 options issued to Mr. Grossman in 1996 were canceled as part of the issuance of 333,333 options in 1997. Not included in the 1997 number are 140,000 options issued to him in 1997 and canceled later in the year. Other compensation in 1996 represents relocation expense and in 1997 and 1998 represents employer contribution to a 401(k) retirement plan.

(3) Mr. Burnett joined the Company in August 1996, at which time his annual base salary was $125,000. Other compensation in 1996 represents a $40,000 signing bonus and $9,878 for relocation expenses and in 1997 and 1998 represents employer contribution to a 401(k) retirement plan.

(4) Other compensation in 1997 and 1998 represents employer contribution to a 401(k) retirement plan.

(5) Mr. Middlebrook joined the Company in September 1996, at which time his annual base salary was $125,000. Other compensation in 1996 represents a $10,000 signing bonus and $42,052 for relocation expenses. Other compensation in 1997 represents a $10,000 signing bonus, $56,087 for relocation expenses, and $2,375 employer contribution to a 401(k) retirement plan. Other compensation in 1998 represents employer contribution to a 401(k) retirement plan.

OPTION GRANTS

     The following table provides information concerning grants of options to purchase the Company's Common Stock made to each of the Named Executive Officers during the year ended January 2, 1999. No stock appreciation rights were granted to these individuals during such fiscal year.

                             OPTION GRANTS IN 1998

                                                                                         POTENTIAL REALIZED
                                                    INDIVIDUAL GRANTS                     VALUE AT ASSUMED
                                    --------------------------------------------------     ANNUAL RATES OF
                                    NUMBER OF     PERCENT OF                                 STOCK PRICE
                                    SECURITIES   TOTAL OPTIONS                            APPRECIATION FOR
                                    UNDERLYING    GRANTED TO     EXERCISE                  OPTION TERM(1)
                                     OPTIONS       EMPLOYEES      PRICE     EXPIRATION   -------------------
               NAME                  GRANTED        IN 1998       ($/SH)       DATE         5%        10%
               ----                 ----------   -------------   --------   ----------   --------   --------
D. Keith Grossman.................    50,000          5.9%        $6.000     02/24/08    $189,000   $478,000
                                      50,000          5.9          6.375     10/23/08     200,000    508,000
Thomas E. Burnett, Jr. ...........    40,000          4.7          6.000     02/24/08     151,000    382,000
                                      12,500          1.5          6.375     10/23/08      50,000    127,000
David J. Farrar...................    40,000          4.7          6.000     02/24/08     151,000    382,000
                                      12,500          1.5          6.375     10/23/08      50,000    127,000
Cheryl D. Hess....................    40,000          4.7          6.000     02/24/08     151,000    382,000
                                      12,500          1.5          6.375     10/23/08      50,000    127,000
Donald A. Middlebrook.............    40,000          4.7          6.000     02/24/08     151,000    382,000
                                      12,500          1.5          6.375     10/23/08      50,000    127,000

---------------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth the certain information regarding the value of exercised options and unexercised stock options held by each of the Named Executive Officers as of January 2, 1999.

                1998 OPTION EXERCISES AND YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                                   UNDERLYING               VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                              SHARES                           FISCAL YEAR END(2)            FISCAL YEAR END(3)
                            ACQUIRED ON       VALUE        ---------------------------   ---------------------------
           NAME             EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   --------------   -----------   -------------   -----------   -------------
D. Keith Grossman.........        --              --         145,833        287,500       $309,895       $492,188
Thomas E. Burnett, Jr. ...        --              --          40,000        112,500         17,500        106,875
David J. Farrar...........        --              --          52,967         90,589        227,083        148,071
Cheryl D. Hess............    10,000         $41,250          10,000         82,500         17,500        106,875
Donald A. Middlebrook.....        --              --          40,000        112,500         17,500        106,875

---------------
(1) Value realized is based on the fair market value of the Company's Common Stock on the date of exercise (the closing sales price reported on the Nasdaq National Market or other market on which the Company's Common Stock traded on such date) minus the exercise price, and does not necessarily indicate that the optionee sold such stock.

(2) Options vest over periods of four years from the date of the grant.

(3) Represents the difference between the option exercise price and the closing price of the Company's Common Stock as reported on the Nasdaq National Market at fiscal year end.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     During fiscal 1998, management compensation issues were reviewed by the Compensation and Option Committee which consisted of Messrs. Holbrook and Mulvena and Dr. Hill. The function of the Compensation and Option Committee is to review and recommend management compensation to the Board. The Compensation and Option Committee met three times in 1998.

     The Company believes that its ability to achieve the objectives of obtaining regulatory approval for and commercializing its circulatory support and graft products, and becoming profitable, is dependent largely upon the ability to recruit and retain qualified executives with substantive experience in the development, regulatory approval, manufacture, marketing and sale of new medical devices. The Company is competing for experienced executives within the San Francisco Bay Area, where over 100 biotechnology/biomedical/ pharmaceutical companies are located.

     The Board has a policy designed to control the base salaries of its executives while providing sufficient incentives to attract and retain qualified personnel. In accordance with this policy, the Company strives to set executive base salaries by considering relative contribution of the position to achievement of the Company's goals and objectives, "market value" as defined by salaries of executives within the Bay Area with comparable experience in similar positions, and job-related responsibilities with respect to size of budget, number of subordinates and scope of activities. In general, the Company strives to set base salaries of new executives at market, which is defined as the average base salary of incumbents in comparable positions, and uses its 1993, 1996 and 1997 Stock Option Plans to facilitate recruiting and to retain qualified executives by providing long-term incentives. Typically, new executives are granted stock options as part of their initial employment package.

     During 1993, the Internal Revenue Code of 1986 was amended to include a provision that denies a deduction to publicly held corporations for compensation paid to "covered employees" (defined as the chief executive officer and the next four most highly compensated officers as of the end of the taxable year) to the extent that compensation paid to any "covered employee" exceeds $1 million in any taxable year of the corporation beginning after 1993. Certain "performance-based" compensation qualified for an exemption from the limits on deductions. It is the Company's policy to attempt to qualify compensation paid to its top executives for deductibility in order to maximize the Company's income tax deductions, to the extent that so qualifying the compensation is not inconsistent with the Company's fundamental compensation policies. Based upon the Internal Revenue Service's proposed regulations and compensation paid to the Company's "covered employees" for the 1998 tax year, all compensation paid by the Company in 1998 to such covered employees was deductible to the Company.

     Stock Options. The Company has determined that stock options are an important incentive for attracting and retaining qualified personnel, including executive-level personnel.

     Corporate Performance Criteria. Management presents to the Board a set of corporate goals for a succeeding period, generally ranging from 12 to 18 months, as part of the annual plan and budget process. These goals establish benchmarks for assessing overall corporate performance. Given the dynamic nature of the new medical device development process, progress toward the achievement of corporate goals is reviewed with the Board periodically together with a description of any change in circumstances that management believes may warrant an update to or revisions of these goals. The principal corporate goals for 1998 were to achieve revenue and net income targets, complete the second phase of the Company's relocation into new corporate headquarters in Pleasanton, successfully launch a new product in Europe, complete several clinical trials and regulatory submissions, and finalizing a distribution agreement for the Company's graft products.

     Periodic Salary Adjustments. Generally, executive salaries are reviewed annually, and salary adjustments may be awarded on the basis of increased responsibilities of individual executives over a period of time or the outstanding performance of individual executives as exhibited by consistently high standards in the execution of established duties, as described by the Chief Executive Officer to the Board. Company performance as a whole is a major consideration in the Board's decision to award any salary increases and, to a lesser extent, the Board also considers general economic conditions and trends. The Board in their deliberations also considered a review of executive compensation performed by outside consultants, and in July 1998 increased the base salaries of Messrs. Burnett and Middlebrook, Dr. Farrar, and Ms. Hess 11.0%, 8.0%, 8.5% and 11.0%, respectively. The annual review date was moved from July to January to match the time frame of other elements of compensation, starting in fiscal 1999. The base salaries of the Company executives were increased by 4 - 5% effective the first day of fiscal 1999, based on performance and execution of duties.

     Chief Executive Officer. Generally, the nonemployee members of the Board meet with the Chief Executive Officer to discuss the performance of the other executive officers and of the Company as a whole. The nonemployee members of the Board then meet in the absence of the Chief Executive Officer to discuss the performance of the Chief Executive Officer. In July 1998, Mr. Grossman's salary was increased 7.8% based on the review of executive compensation performed by outside consultants as mentioned above. Based on his leadership and achievements of key strategic and regulatory objectives for the year, including a distribution agreement for the graft products and the successful launch of the TLC-II(TM) portable driver in Europe, Mr. Grossman's base salary was increased 5% effective the first day of fiscal 1999. Based on overachievement of some objectives such as revenue and net income targets, combined with achievement of other bonus-related objectives such as the corporate goals mentioned above, Mr. Grossman was awarded a bonus of $131,070 for the fiscal year.

     Summary. The Board believes that it has established a program for compensation of the Company's executives which is fair and which aligns the financial incentives for executives with the interests of the Company's shareholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1998, no executive officer of the Company served on the board of directors or compensation committee of another company that had an executive officer serve on the Company's Board of Directors or its Compensation and Option Committee.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission and the National Association of Securities Dealers. Such officers, directors and ten percent shareholders are also required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that, during the fiscal year ended January 2, 1999, there has been no failure by any of its officers, directors or ten percent shareholders to file on a timely basis any reports required by Section 16(a).

STOCK PRICE PERFORMANCE GRAPH

     The Securities and Exchange Commission requires that the Company include in this proxy statement a line-graph representation comparing five-year, cumulative shareholder returns for the Company's Common Stock with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by the Company.

     The following line graph illustrates a five-year comparison of the cumulative total shareholder return on the Common Stock against the cumulative total return of The Nasdaq Stock Market (U.S.) Index, the Hambrecht & Quist Health Care Index and the Peer Group Index, assuming $100 invested in the Common Stock and the three indexes on December 31, 1993.

     In the past, the Company has compared the return on its Common Stock to the Nasdaq Stock Market Index (U.S. Companies only) and the Hambrecht & Quist Health Care Index. In this Proxy Statement and in the future, the Company intends to compare the return on its Common Stock to the Nasdaq Stock Market Index (U.S. Companies only) and the Peer Group Index. Thoratec is included in the Nasdaq Stock Market Index (U.S. Companies only) and is similar in size and stage of commercialization as the other companies in the Peer Group. The Company believes that the entities comprising the Peer Group are more representative of the Company's current medical device operations in the Medical Products Sector than those much larger entities that comprise the Hambrecht & Quist Health Care Index. The Hambrecht & Quist Health Care Index also includes entities in the Biotechnology, Pharmaceuticals and Healthcare Services Sectors which were not representative of the Medical Products Sector.

     The Peer Group Index consists of the following 17 Nasdaq companies:
Abiomed, Inc., Angeion Corporation, Arrow International, Inc., Atrion Corporation, Bio-Vascular, Inc., Cardiotech International, Inc., CardioThoracic Systems, Inc., Datascope Corp., Eclipse Surgical Technologies, Inc., Fusion Medical Technologies, Inc., General Surgical Innovations, Inc., Gish Biomedical, Inc., Heartport, Inc., Innerdyne, Inc., Possis Medical, Inc., Quest Medical, Inc., and Thermo Cardiosystems Inc.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                    AMONG THORATEC LABORATORIES CORPORATION
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                     THE HAMBRECHT & QUIST HEALTHCARE INDEX
                            AND THE PEER GROUP INDEX

                                       THORATEC LABORATORIES       NASDAQ STOCK        HAMBRECHT & QUIST
                                            CORPORATION            MARKET - US             HEALTHCARE             PEER GROUP
                                       ---------------------       ------------        -----------------          ----------
'12/93'                                         100                    100                    100                    100
'12/94'                                         121                     98                    101                    120
'12/95'                                         276                    138                    169                    254
'12/96'                                         175                    170                    175                    175
'12/97'                                         122                    209                    203                    161
'12/98'                                         131                    293                    258                    101

---------------

* $100 invested on December 31, 1993 in stock or index including reinvestment of dividends. Fiscal year ending December 31.

                                  PROPOSAL TWO

             APPROVAL OF AN AMENDMENT TO THE 1997 STOCK OPTION PLAN

     At the Annual Meeting, the shareholders are being asked to approve an amendment to Thoratec's 1997 Stock Option Plan (the "1997 Option Plan").

DESCRIPTION OF THE 1997 OPTION PLAN

     The purposes of the 1997 Option Plan are to: encourage selected employees, directors and consultants to improve operations and increase profits of the Company; encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its affiliates; and increase the interest of selected employees, directors and consultants in the Company's welfare through participation in the growth in value of the Common Stock of the Company. The Company can grant either incentive stock options ("ISOs") or nonqualified stock options ("NQOs") under the 1997 Option Plan. Only full-time employees of the Company, currently approximately 138 people, are eligible to receive ISOs or NQOs. Consultants and directors are eligible to receive only NQOs.

     The proposed amendment to the 1997 Option Plan is to increase the numbers of shares reserved for issuance under the 1997 Option Plan from 1,000,000 to 2,800,000.

     Options granted expire 10 years after the date of grant, or earlier, in the event of termination of the optionee's employment, consulting or director relationship with the Company. The per share exercise price of ISOs may not be less than 100% of the fair market value of the Common Stock on the date of grant. The per share exercise price of NQOs may not be less than 85% of the fair market value of the Common Stock on the date of grant. As of March 12, 1999, a total of 1,000,000 shares of the Company's Common Stock have been reserved for issuance under the 1997 Option Plan, options to purchase 943,962 shares have been granted and are outstanding and options for 4,334 shares have been exercised under this plan.

     The consideration payable for, upon exercise of, or for tax payable in connection with, an option grant may be paid in cash, by promissory note of the participant, or by delivery of other property, including securities of the Company, if authorized by the administrator of the 1997 Option Plan. The Company will not receive any consideration upon the grant of any options. Options generally may be exercised immediately, or may vest over four or five years, depending upon the particular grant, and must generally be exercised within three months after a participant's employment by, or consulting or director relationship with, the Company terminates. If termination is due to the participant's death, retirement or disability, the options may be exercised for six months thereafter. Shares issued upon exercise of options may be subject to a right of repurchase by the Company which generally lapses at the rate of 20% per year.

     The Board may amend, alter or discontinue the 1997 Option Plan or any option at any time, except that the consent of a participant is required if the participant's rights under an outstanding option would be impaired. In addition, to the extent required for the 1997 Option Plan to satisfy the conditions of Rule 16b-3 under the Exchange Act, or, with respect to provisions solely as they relate to ISOs, to the extent required for the 1997 Option Plan to comply with
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), the shareholders of the Company must approve any amendment, alteration or discontinuance of the 1997 Option Plan that would (i) increase the total number of shares reserved under the 1997 Option Plan, (ii) change the minimum price terms for option exercise, (iii) change the class of employees, consultants and directors eligible to participate in the 1997 Option Plan, (iv) extend the maximum option exercise period, or (v) materially increase the benefits accruing to participants under the 1997 Option Plan.

FEDERAL INCOME TAX CONSEQUENCES

     See "Certain Federal Income Tax Consequences" below for a discussion of federal income tax consequences relating to participation in the 1997 Option Plan.

PROPOSAL; BOARD RECOMMENDATION

     Shareholders are being asked to approve the amendment to the 1997 Option Plan. The affirmative vote of the holders of a majority of the outstanding shares of the Company represented and voting at the Annual Meeting is required for approval of the amendment to the 1997 Option Plan. The Board recommends a vote "FOR APPROVAL" of the proposal.

                                 PROPOSAL THREE

            APPROVAL OF AMENDMENTS TO THE 1996 NONEMPLOYEE DIRECTORS
                               STOCK OPTION PLAN

     At the Annual Meeting, the shareholders are being asked to approve amendments to Thoratec's 1996 Nonemployee Directors Stock Option Plan (the "Directors Option Plan").

DESCRIPTION OF THE AMENDMENTS TO DIRECTORS OPTION PLAN

     The Board has approved, subject to shareholder approval, amendments to the Directors Option Plan. The Directors Option Plan provides for the automatic granting of nonqualified stock options to directors of the Company who are not employees of the Company or any parent or subsidiary of the Company and who have not been an employee of the Company or any parent or subsidiary of the Company in the previous 12 months ("Eligible Outside Directors"). The Directors Option Plan currently provides that each person who is newly elected or appointed as an Eligible Outside Director on or after the meeting of shareholders in 1997 will be granted an option to purchase 10,000 shares of Common Stock on the effective date of such initial election or appointment (the "Initial Grant") and thereafter, each Eligible Outside Director (including the existing outside directors) generally will be granted an option to purchase 5,000 shares of Common Stock on the date of the first meeting of the Board of Directors following the annual shareholders meeting (the "Annual Grant"). The Annual Grant will be made no later than June 15 of any year. Each option granted pursuant to the Directors Option Plan currently expires ten years and two days after the date of grant or earlier in the event of the termination of the director's service on the Board. The Company currently has the right to repurchase at the exercise price with respect to shares purchased upon exercise of options which expires with respect to one-eighth of the number of shares covered by such option six months after the date such option is granted and one-sixteenth of the number of shares covered by such option at the end of each three-month period thereafter. In the event of acquisition of the Company by a merger, consolidation, sale of all or substantially all of the Company's assets or acquisition of the Company's shares, such right of repurchase shall lapse with respect to twice the number of shares still subject to the right of repurchase.

     Proposed amendments to the Directors Option Plan include: (i) increase the Initial Grant from 10,000 shares to 15,000 shares granted in four equal installments, once when elected to the Board then quarterly thereafter; (ii) increase the Annual Grant from 5,000 shares to 7,500 shares granted in four equal installments starting after re-election to the Board; (iii) change the vesting so that the Initial Grant and the Annual Grant vest immediately upon grant; (iv) shorten the term of the options from ten years to five years; (v) provide the administrator with the discretion to impose any repurchase right in favor of the Company on any optionee; and (vi) increase the numbers of shares reserved for issuance under the Directors Option Plan from 150,000 to 350,000. If approved, the foregoing proposed changes would take effect immediately after the Annual Meeting.

DESCRIPTION OF THE DIRECTORS OPTION PLAN

     As of March 12, 1999, a total of 150,000 shares of the Company's Common Stock have been reserved for issuance under the Directors Option Plan, options to purchase 96,665 shares have been granted, and none of which has as yet been exercised. The Company currently has seven nonemployee directors who are eligible to participate in the Directors Option Plan, all of whom have been nominated for election at the Annual Meeting. The exercise price of the options in all cases will be equal to the fair market value of Common Stock on the grant date. Each option granted under the Directors Option Plan is exercisable in full six months after the date of grant. The Board may waive the directors fees in any given year and have the exercise price of options granted under the Directors Option Plan reduced by the amount of the fees so waived.

     The consideration payable in connection with any option (including any related taxes) may be paid by promissory note of the nonemployee director or by delivery of shares of Common Stock of the Company if such method of payment is approved by the administrator of the Directors Option Plan. Options generally terminate three months after a nonemployee director ceases to be, for any reason, a director of the Company, but if a nonemployee director ceases to be a director due to death, disability or retirement, the option may be exercised for twelve months after the termination.

     The Board may amend, alter, or discontinue the Directors Option Plan or any option at anytime, except that the consent of a participant is required if the participant's existing rights under an outstanding option would be impaired. In addition, to the extent required under applicable tax and securities laws and regulations, the shareholders of the Company must approve any amendment, alteration, or discontinuance of the Directors Option Plan that would increase the total number of shares reserved under the Directors Option Plan and in addition, the provisions of the plan governing who is granted options, the number of shares covered by each option, the exercise price, and the period of exercisability and the timing of option grants may not be amended more than once every six months, other than for changes to comport with the Code or the Employee Retirement Income Security Act of 1974.

     The following table shows, based on the current composition of the Board and assuming approval of the amendments; the number of options which will be granted in 1999 and each year thereafter to the listed groups under the Directors Option Plan until there are no longer shares reserved for issuance or until the Directors Option Plan is terminated.

                                                            NUMBER OF OPTIONS
                                                           GRANTED ANNUALLY(1)
                                                           --------------------
                                                            1999     THEREAFTER
                                                           ------    ----------
All executive officers as a group........................       0           0
All directors who are not executive officers as a
  group..................................................  52,500      52,500
All employees (other than executive) as a group..........       0           0

---------------
(1) All options granted at fair market value as of the date of grant.

     The Company believes it important that directors have meaningful equity ownership in Thoratec. The reason for creating a nondiscretionary option plan for nonemployee directors is so that outside directors may have the opportunity for such equity ownership and the Company believes the automatic granting of options is an effective method of providing equity ownership.

FEDERAL INCOME TAX CONSEQUENCES

     See "Certain Federal Income Tax Consequences" below for a discussion of federal income tax consequences relating to participation in the Directors Option Plan.

PROPOSAL; BOARD RECOMMENDATION

     Shareholders are being asked to approve the amendments to the Directors Option Plan. The affirmative vote of the holders of a majority of the outstanding shares of the Company represented and voting at the Annual Meeting is required for approval of the amendments to the Directors Option Plan. The Board recommends a vote "FOR APPROVAL" of the proposal.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS THEREOF. THE APPLICABLE RULES ARE COMPLEX, AND INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PLAN PARTICIPANT. THIS PROXY STATEMENT DESCRIBES FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY BUT DOES NOT PURPORT TO DESCRIBE PARTICULAR CONSEQUENCES TO EACH INDIVIDUAL PLAN PARTICIPANT OR FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES, WHICH MAY DIFFER FROM UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

INCENTIVE STOCK OPTIONS

     Award; Exercise. ISOs are intended to constitute "incentive stock options" within the meaning of Section 422 of the Code. ISOs may be granted only to employees of the Company (including directors who are also employees). An optionee does not recognize taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the option exercise price (the "Option Spread") is includable in the optionee's "alternative minimum taxable income" ("AMTI") for purposes of the alternative minimum tax ("AMT"). The Option Spread is generally measured on the date of exercise and is includable in the AMTI in the year of exercise. Special rules regarding the time of AMTI inclusion may apply for shares subject to a repurchase right or other "substantial risk of forfeiture" (including, in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, limitations on resale of shares imposed under Section 16 (b) of the Exchange Act).

     Sale of Option Shares. If an optionee holds the shares purchased under an ISO for at least two years from the date the ISO was granted and for at least one year from the date the ISO was exercised, any gain from a sale of the shares other than the Company is taxable as long-term capital gain. Under these circumstances, the Company would not be entitled to a tax deduction at the time the ISO is exercised or at the time the stock is sold. If an optionee were to dispose of stock acquired pursuant to an ISO before the end of the required holding periods (a "Disqualifying Disposition"), the amount by which the market value of the stock at the time the ISO is exercised exceeds the exercise price (or, if less, the amount of gain realized on the sale) is taxable as ordinary income, the Company is entitled to a corresponding tax deduction. Such income is subject to information reporting requirements and may become subject to income and employment tax withholding. Gain from a Disqualifying Disposition in excess of the amount required to be recognized as ordinary income is capital gain. Optionees are required to notify the Company immediately prior to making a Disqualifying Disposition. If the stock is sold to the Company rather than to a third party, the sale may not produce a capital gain or loss but may constitute a redemption taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code. The timing and amount of income from a Disqualifying Disposition and the beginning of the optionee's holding period for determining whether capital gain or loss is long- or short-term may be affected if option stock is acquired subject to a repurchase right or other "substantial risk of forfeiture" (including in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, limitations on resale of shares imposed under Section 16(b) of the Exchange
Act).

     Exercise with Stock. If an optionee pays for ISO shares with shares of the Company acquired under an ISO or a qualified employee stock purchase plan ("statutory option stock"), the tender of shares is a Disqualifying Disposition of the statutory option stock if the above-described (or other applicable) holding periods respecting those shares have not been satisfied. If the holding periods with respect to the statutory option stock are satisfied, or the shares were not acquired under a statutory stock option of the Company, then any appreciation in value of the surrendered shares is not taxable upon surrender. Special basis and holding period rules apply where previously owned non-statutory option stock is used to exercise an ISO.

NONQUALIFIED STOCK OPTIONS

     Award; Exercise. An optionee is not taxable upon the award of a NQO. Federal income tax consequences upon exercise will depend upon whether the shares thereby acquired are subject to a "substantial risk of forfeiture." If the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the optionee files an election under Section 83(b) of the Code (a "Section 83(b) Election") with respect to the shares, the optionee will have ordinary income at the time of exercise measured by the Option Spread on the exercise date. The optionee's tax basis in the shares will be the fair market value of the shares on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long- or short-term also will begin on or immediately after that date. If the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, the optionee will not be taxable upon exercise, but instead will have ordinary income on the date the restrictions lapse, in an amount equal to the difference between the amount paid for the shares under the NQO and their fair market value as of the date of lapse; in addition, the optionee's holding period will begin on the date of the lapse.

     Whether or not the shares are subject to a substantial risk of forfeiture, the amount of ordinary income taxable to an optionee who is an employee at the time of grant constitutes "supplemental wages" subject to withholding of income and employment taxes by the Company, and the Company receives a corresponding income tax deduction.

     Sale of Option Shares. Upon sale, other than to the Company, of shares acquired under a NQO, an optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the optionee's tax basis in the shares, which will be long-term gain or loss if the employee's holding period in the shares is more than one year. If stock is sold to the Company, rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.

     Exercise with Stock. If an optionee tenders Common Stock to pay all or part of the exercise price of a NQO, the optionee will not have a taxable gain or deductible loss on the surrendered shares. Instead, shares acquired upon exercise that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the optionee had in the surrendered shares. The additional shares are treated as newly acquired with a zero basis.

     If the surrendered shares are statutory option stock as described above under "Incentive Stock Options", with respect to which the applicable holding period requirements for favorable income tax treatment have not expired, then the newly acquired shares substituted for the statutory option shares should remain subject to the federal income tax rules governing the surrendered shares, but the surrender should not constitute a Disqualifying Disposition of the surrendered stock.

                              INDEPENDENT AUDITORS

     The Board has selected Deloitte & Touche LLP as independent auditors to audit the financial statements of the Company for the 1999 fiscal year. Deloitte & Touche LLP has been engaged as the Company's auditors since the Company's inception in 1976. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. The representatives of Deloitte & Touche LLP also will be available to respond to questions raised during the meeting.

                              SHAREHOLDER PROPOSAL

     Proposals of shareholders of the Company which are intended to be presented at the Company's 2000 meeting of shareholders must be received by the Secretary of the Company no later than December 17, 1999, in order to be included in the proxy soliciting material relating to that meeting.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

                                          THE BOARD OF DIRECTORS

Dated: April 13, 1999

                                                                         ANNEX A

                  1996 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
                                       OF
                        THORATEC LABORATORIES CORPORATION

        1.     PURPOSES OF THE PLAN

               The purposes of the 1996 Nonemployee Directors Stock Option Plan of Thoratec Laboratories Corporation, a California corporation, are to:

               (a) Encourage Nonemployee Directors to improve operations and increase profits of the Company;

               (b) Encourage Nonemployee Directors to accept or continue their association with the Company; and

               (c) Increase the interest of Nonemployee Directors in the Company's welfare through participation in the growth in value of the Common Stock of the Company.

               Options granted hereunder shall be "Nonstatutory Options", and shall not include "incentive stock options" intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended.

        2.     DEFINITIONS

               As used herein, the following definitions shall apply:

               (a) "Administrator" shall mean the entity, either the Board or the Committee, responsible for administering this Plan, as provided in Section 3.

               (b) "Board" shall mean the Board of Directors of the Company, as constituted from time to time.

               (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

               (d) "Committee" shall mean the committee, if any, appointed by the Board in accordance with Section 5(a) to administer this Plan.

               (e) "Common Stock" shall mean the Common Stock of the Company.

               (f) "Company" shall mean Thoratec Laboratories Corporation, a California corporation.

               (g) "Director Fee" shall mean the cash amount, if any, a Nonemployee Director shall be entitled to receive for serving as a director of the Company in any fiscal year.

               (h) "Fair Market Value" shall mean, as of the date in question, the last transaction price quoted by the NASDAQ National Market System on the date of grant; provided, however, that if the Common Stock is not traded on such market system or the foregoing shall otherwise be inappropriate, then the Fair Market Value shall be determined by the Administrator in good faith at its sole discretion and on such basis as it shall deem appropriate. Such determination shall be conclusive and binding on all persons.

               (i) "Nonemployee Director" shall mean any person who is a member of the Board but is not an employee of the Company or any Parent or Subsidiary of the Company and has not been an employee of the Company or any Parent or Subsidiary of the Company at any time during the preceding twelve (12) months. Service as a director does not in itself constitute employment for purposes of this definition.

               (j) "Option" shall mean a stock option granted pursuant to this Plan. Each Option shall be a nonstatutory option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

               (k) "Option Agreement" shall mean the written agreement described in Section 6 evidencing the grant of an Option to a Nonemployee Director and containing the terms, conditions and restrictions pertaining to such Option.

               (l) "Option Shares" shall mean the Shares subject to an Option granted under this Plan.

               (m) "Optionee" shall mean a Nonemployee Director who holds an Option.

               (n) "Plan" shall mean this Thoratec Laboratories Corporation Nonemployee Directors Stock Option Plan, as it may be amended from time to time.

               (o) "Related Option" shall have the meaning set forth in Section 8.7.

               (p) "Rule 16b-3" shall have the meaning set forth in Section
5(a).

               (q) "Section" unless the context clearly indicates otherwise, shall refer to a Section of this Plan.

               (r) "Share" shall mean a share of Common Stock, as adjusted in accordance with Section 8.1.

               (s) "Subsidiary" shall mean a "subsidiary corporation" of the Company, whether now or hereafter existing, within the meaning of Section 424(f) of the Code, but only for so long as it is a "subsidiary corporation".

        3.     ELIGIBLE PERSONS

               Every person who at the date of grant of an Option is a Nonemployee Director is eligible to receive Options under this Plan.

        4.     STOCK SUBJECT TO THIS PLAN

               Subject to Section 8.1 of this Plan, the maximum aggregate number of Shares which may be issued on exercise of Options granted pursuant to this Plan is 350,000 Shares. The Shares covered by the portion of any grant under the Plan which expires unexercised shall become available again for grants under the Plan.

        5.     ADMINISTRATION

               (a) This Plan shall be administered by the Board, or by a committee (the "Committee") of at least two (2) Board members to which administration of the Plan is delegated (in either case, the "Administrator"), in accordance with the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission ("Rule 16b-3"), or any successor rule thereto.

               (b) Subject to the other provisions of this Plan, the Administrator shall have the authority, in its sole discretion: (i) to determine the Fair Market Value of the Shares subject to Option; (ii) to interpret this Plan; (iii) to prescribe, amend and rescind rules and regulations relating to this Plan; (iv) to defer (with the consent of the Optionee) or accelerate the exercise date of any Option; (v) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (vi) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

               (c) All questions of interpretation, implementation and application of this Plan shall be determined by the Administrator. Such determination shall be final and binding on all persons.

        6.     GRANT OF OPTIONS

               (a) Grant for initial election or appointment to Board. Subject to the terms and conditions of this Plan, if any person who is not an officer or employee of the Company is first elected or appointed as a member of the Board, then the Company shall grant to such Nonemployee Director Options to purchase Shares as follows:

                        i) If such Nonemployee Director is first elected or appointed as a member of the Board on or after the Company's annual meeting of shareholders held in 1996 but before the annual meeting of shareholders held in 1997, then on the effective date of such appointment or election, the Company shall grant to such Nonemployee Director an Option to purchase 3,333 Shares at an exercise price equal to the Fair Market Value of such Shares on the date of such Option grant.

                      ii) If such Nonemployee Director is first elected or appointed as a member of the Board on or after the Company's annual meeting of shareholders held in 1997 but before the annual meeting held in 1999, then on the effective date of such appointment or election, the Company shall grant to such Nonemployee Director an Option to purchase 10,000 Shares at an exercise price equal to the Fair Market Value of such Shares on the date of such Option grant.

                      iii) If such Nonemployee Director is first elected or appointed as a member of the Board on or after the Company's annual meeting of shareholders held in 1999, then on the effective date of such appointment or election, the Company shall grant to such Nonemployee Director an Option to purchase 3,750 Shares at an exercise price equal to the Fair Market Value of such Shares on the date of such Option grant. In addition, on each of the earlier of (1) the date of the three succeeding Board meetings after such election or appointment and (2) August 31, November 30, February 28 or May 31 of the relevant year following such election or appointment, the Company shall grant to such Nonemployee Director an additional Option to purchase 3,750 Shares at an exercise price equal to the Fair Market Value of such Shares on the date of such Option grant, such that the total Options granted for the first full year after such Nonemployee Director is first elected or appointed as a member of the Board is for 15,000 Shares.

               (b) Grant for re-election to Board. Subject to the terms and conditions of this Plan, on the date of the first meeting of the Board immediately following each annual meeting of shareholders of the Company (even if held on the same day as the meeting of shareholders) the Company shall grant to each Nonemployee Director then in office Options as follows; provided, however, that notwithstanding anything in this subsection (b) to the contrary, a Director shall not receive an Option pursuant to this subsection (b) if such Director has been first elected or appointed as a member of the Board within six months before the date on which an Option would be granted hereunder.

                       i) For meetings held prior to the Company's annual meeting of shareholders held in 1997, the Company shall grant to each Nonemployee Director then in office an Option to purchase 1,667 Shares at an exercise price equal to the Fair Market Value of such Shares on the date of such Option grant.

                      ii) For meetings held on or after the Company's annual meeting of shareholders held in 1997 but before the annual meeting of shareholders held in 1999, the Company shall grant to each Nonemployee Director then in office an Option to purchase 5,000 Shares at an exercise price equal to the Fair Market Value of such Shares on the date of such Option grant. Provided, however, that if in any relevant year an annual meeting of shareholders is not held by June 15, then on June 15 of any such year the Company shall grant to each Nonemployee Director then in office an Option to purchase 5,000 Shares at an exercise price equal to the Fair Market Value of such Shares on June 15 and the Company shall not thereafter grant any Options pursuant to this subsection
(b) in any such year.

                      iii) For meetings held on or after the Company's annual meeting of shareholders held in 1999, the Company shall grant to each Nonemployee Director then in office an Option to purchase 1,875 Shares at an exercise price equal to the Fair Market Value of such Shares on the date of such Option grant. Provided, however, that if in any relevant year an annual meeting of shareholders is not held by June 15, then on June 15 of any such year the Company shall grant to each Nonemployee Director then in office an Option to purchase 1,875 Shares at an exercise price equal to the Fair Market Value of such Shares on June 15. In addition, on each of the earlier of (1) the date of the three succeeding Board meetings after such annual meeting and (2) August 31, November 30, February 28 or May 31 of the relevant year following such annual meeting, the Company shall grant to such Nonemployee Director an additional Option to purchase 1,875 Shares at an exercise price equal to the Fair Market Value of such Shares on the date of such Option grant, such that the total Options granted for each full year of service is for 7,500 Shares.

               (c) No Options shall be granted under this Plan after ten (10) years from the date of adoption of this Plan by the Board. Each Option shall be evidenced by a written Option Agreement, in form satisfactory to the Company, executed by the Company and the Nonemployee Director to whom such Option is granted; provided, however, that the failure by the Company, the Nonemployee Director or both to execute such an agreement shall not invalidate the granting of an Option.

        7.     DIRECTOR FEE ELECTION

               Upon election by the Board, all or any part of the Director Fees can be waived in any given year, and the Director Fees waived may be applied by the Board to reduce the exercise price of Options granted to the Nonemployee Directors pursuant to Sections 6(a) and 6(b). The amount of Director Fees waived may vary from year to year. By way of example, if the Board elects pursuant to this Section to waive an aggregate of $6,000 of Director Fees which would otherwise be payable to three Nonemployee Directors ($2,000 of fees for each), an amount of $6,000 ($2,000 each) shall be applied by the Board to reduce the exercise price of Options granted pursuant to Section 6(b), so that if each of the three Nonemployee Directors in this example are granted Options for 1,000 shares exercisable at $5.00 each, the $2,000 could be applied to reduce the exercise price of these options to $3.00 per share ($2,000, 1,000 shares divided by $2.00 per share reduction in exercise price).

        8.     TERMS AND CONDITIONS OF OPTIONS

               Each Option granted under this Plan shall be subject to the terms and conditions set forth in this Section 8.

               8.1. Changes in Capital Structure. Subject to Section 8.2, if the Common Stock is changed by reason of a stock split, reverse stock split, stock dividend or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, appropriate adjustments shall be made in: (a) the number and class of shares of Common Stock subject to this Plan and each Option outstanding under this Plan; and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Administrator in its sole discretion.

               8.2. Time of Option Exercise. Subject to the other provisions of this Plan, each Option granted pursuant to this Plan prior to the Company's annual meeting of shareholders held in 1999 shall be for a term of ten (10) years and two (2) days and each

Option granted pursuant to this Plan on or after the Company's annual meeting of shareholders held in 1999 shall be for a term of five (5) years. Each Option granted under Section 6 of this Plan prior to the Company's annual meeting of shareholders held in 1999 shall be exercisable in full six months after the date of grant. Each Option granted under Section 6 of this Plan after the Company's annual meeting of shareholders held in 1999 shall be exercisable in full on the date of grant. At the discretion of the Administrator, the Company shall have a right of repurchase at the option exercise price with respect to shares purchased upon exercise of Options granted pursuant to Section 6. For Options granted before the Company's annual meeting of shareholders held in 1999, such right of repurchase shall expire with respect to 12 1/2% of the number of Shares covered by such Option six months after the date such Option is granted and shall expire with respect to 6 1/4% of the number of shares covered by such Option at the end of each three-month period thereafter. For Options granted after the Company's annual meeting of shareholders held in 1999, such right of repurchase shall expire at the rate determined by the Administrator.

               8.3. Corporate Transactions. In connection with an acquisition of the Company affected by a merger, consolidation, sale of all or substantially all of the Company's assets, acquisition of shares, or any like occurrence in which the Company is involved, the right of repurchase specified in Section 8.2 shall lapse with respect to twice the number of shares then subject to such right of repurchase. The Administrator shall have the authority, in its sole discretion, to determine the time prior to consummation of such transaction when such right of repurchase shall so lapse.

               8.4. Limitation on Other Grants. The Administrator shall have no discretion to grant Options under this Plan other than as set forth in Sections 6(a) and 6(b).

               8.5. Nonassignability of Option Rights. No Option granted under this Plan shall be assignable or otherwise transferable by the Optionee, except by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code. During the life of an Optionee, an Option shall be exercisable only by the Optionee.

               8.6. Payment. Except as provided below, payment in full, in cash, shall be made for all Option Shares purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. Payment may also be made pursuant to a cashless exercise/sale procedure. At the time an Option is granted or exercised, the Administrator, in the exercise of its absolute discretion, may authorize any one or more of the following additional methods of payment: (a) acceptance of the Optionee's full recourse promissory note for all or part of the Option price, less any par value per share, which must be paid in cash, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest on debt instruments of such type would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the Shares); (b) delivery by the Optionee of Common Stock already owned by the Optionee for all or part of the Option price, provided the Fair Market Value of such Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the Optionee is authorized to pay by delivery of such stock; provided, however, that if an Optionee has exercised any portion of any option granted by the Company by delivery of Common Stock, the Optionee may not, within six (6) months following such exercise, exercise any Option granted under this Plan by delivery of Common Stock; and (c) any other consideration and method of payment to the extent permitted under the California Corporations Code.

               8.7. Termination as Director. Unless determined otherwise by the Administrator in its absolute discretion, to the extent not already expired or exercised, an Option shall terminate at the earlier of: (a) the expiration of the term of the Option; or (b) three (3) months after the last day served by the Optionee as a director of the Company; provided, that an Option shall be exercisable after the date of termination of service as a director only to the extent exercisable on the date of termination; and provided further, that if termination of service as a director is due to the Optionee's death or "disability" (as determined in accordance with Section 22(e)(3) of the Code), the Optionee, or the Optionee's personal representative (or any other person who acquires the Option from the Optionee by will or the applicable laws of descent and distribution), may at any time within twelve (12) months after the termination of service as a director (or such lesser period as is specified in the Option Agreement but in no event after the expiration of the term of the Option), exercise the rights to the extent they were exercisable on the date of the termination.

               8.8. Withholding and Employment Taxes. At the time of exercise of an Option (or at such later time(s) as the Company may prescribe), the Optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. If authorized by the Administrator in its sole discretion, an Optionee shall be permitted to elect, by means of a form of election to be prescribed by the Administrator, to have shares of Common Stock which are acquired upon exercise of the Option withheld by the Company or to tender to the Company other shares of Common Stock or other securities of the Company owned by the Optionee on the date of determination of the amount of tax to be withheld as a result of the exercise of such Option (the "Tax Date") to pay the amount of tax that is required by law to be withheld by the Company as a result of the exercise of such Option. Any securities so withheld or tendered shall be valued by the Company as of the Tax Date.

               8.9. Option Term. Each Option granted hereunder prior to the Company's annual meeting of Shareholders held in 1999 shall expire ten (10) years and two (2) days after the date of grant. Each Option granted hereunder after the Company's annual meeting of Shareholders held in 1999 shall expire five (5) years after the date of grant.

        9.     MANNER OF EXERCISE

               (a) An Optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price as provided in Section 8.6 and, if required, by payment of any federal or state withholding or employment taxes required to be withheld by virtue of exercise of the Option. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price and any required federal or state withholding or employment taxes will be considered as the date such Option was exercised. Unless otherwise provided by the Administrator, options may be exercised only twice in any calendar year.

               (b) Promptly after the date an Option is exercised, the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the Optionee or such other person a certificate or certificates for the requisite number of shares of Common Stock. An Optionee or transferee of an Optionee shall not have any privileges as a stockholder with respect to any Common Stock covered by the Option until the date of issuance of a stock certificate.

        10.    NO RIGHT TO DIRECTORSHIP

               Neither this Plan nor any Option granted hereunder shall confer upon any Optionee any right with respect to continuation of the Optionee's membership on the Board or shall interfere in any way with provisions in the Company's Articles of Incorporation and By-Laws relating to the election, appointment, terms of office, and removal of members of the Board.

        11.    FINANCIAL INFORMATION

               The Company shall provide to each Optionee during the period such optionee holds an outstanding Option a copy of the financial statements of the Company as prepared either by the Company or independent certified public accountants of the Company. Such financial statements shall be delivered as soon as practicable following the end of the Company's fiscal year during the period Options are outstanding.

        12.    LEGAL REQUIREMENTS

               The Company shall not be obligated to offer or sell any Shares upon exercise of any Option unless the Shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the Shares are otherwise in compliance with all applicable securities laws and the regulations of any stock exchange on which the Company's securities may then be listed. The Company shall have no obligation to register the Shares covered by this Plan under the federal securities laws or take any other steps as may be necessary to enable the Shares covered by this Plan to be offered and sold under federal or other securities laws. Upon exercising all or any portion of an Option, an Optionee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the Shares or subsequent transfers of any interest in the Shares to comply with applicable securities laws. Certificates evidencing Shares acquired upon exercise of Options shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan or the Option Agreements.

        13.    AMENDMENTS TO PLAN

               The Board may amend this Plan at any time. Without the consent of an optionee, no amendment may adversely affect outstanding Options. No amendment shall require shareholder approval unless:

               (a) shareholder approval is required to meet the exemptions provided by Rule 16b-3, or any successor rule thereto; or

               (b) the Board otherwise concludes that shareholder approval is advisable.

        14.    SHAREHOLDER APPROVAL; TERM

               This Plan shall become effective upon adoption by the Board of Directors; provided, however, that no Option shall be exercisable unless and until written consent of holders of a majority of the outstanding shares of capital stock of the Company, or approval by holders of a majority of shares of capital stock of the Company present, or represented, and entitled to vote at a validly called shareholders' meeting (or such greater number as may be required by law or applicable governmental regulations or orders) is obtained within twelve (12) months after adoption by the Board. This Plan shall terminate ten
(10) years after adoption by the Board unless terminated earlier by the Board. The Board may terminate this Plan at any time without shareholder approval. No Options shall be granted after termination of this Plan, but termination shall not affect rights and obligations under then outstanding Options.

               Adopted by the Board of Directors on  February 21, 1996

               Approved by the Shareholders on June 3, 1996

               Amended by the Board of Directors on November 20, 1996

               Amended by the shareholders on May 16, 1997 and by the Board of Directors on March 12, 1997.

               Amended by the Board of Directors on February 19, 1999.

                                                                         ANNEX B

                             1997 STOCK OPTION PLAN

                                       OF

                        THORATEC LABORATORIES CORPORATION



        1.     PURPOSES OF THE PLAN

        The purposes of the 1997 Stock Option Plan (the "Plan") of Thoratec Laboratories Corporation, a California corporation (the "Company"), are to:

        (a) Encourage selected directors, employees and consultants to improve operations and increase profits of the Company;

        (b) Encourage selected directors, employees and consultants to accept or continue employment or association with the Company or its Affiliates; and

        (c) Increase the interest of selected directors, employees and consultants in the Company's welfare through participation in the growth in value of the common stock of the Company (the "Common Stock").

        Options granted under this Plan ("Options") may be "incentive stock options" ("ISOs") intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonqualified options" ("NQOs").

        2.     ELIGIBLE PERSONS

        Every person who at the date of grant of an Option is a full-time employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQOs or ISOs under this Plan. Every person who at the date of grant is a consultant or non-employee director to the Company or any Affiliate (as defined below) of the Company is eligible to receive NQOs under this Plan. The term "Affiliate" as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term "employee" includes an officer or director who is an employee, of the Company. The term "consultant" includes persons employed by, or otherwise affiliated with, a consultant.

        3.     STOCK SUBJECT TO THIS PLAN

        Subject to the provisions of Section 6.1.1 of the Plan, the total number of shares of stock which may be issued under options granted pursuant to this Plan shall not exceed 2,800,000 shares of Common Stock. The shares covered by the portion of any grant under the Plan which expires unexercised shall become available again for grants under the Plan.

        4.     ADMINISTRATION

        (a) This Plan shall be administered by the Board of Directors of the Company (the "Board") or, either in its entirety or only insofar as required pursuant to Section 4(b) hereof, by a committee (the "Committee") of at least two Board members to which administration of the Plan, or of any portion of the Plan, is delegated (in either case, the "Administrator").

        (b) From and after such time as the Company registers a class of equity securities under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it is intended that this Plan shall be administered in accordance with the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission ("Rule 16b-3"), or any successor rule thereto.

        (c) Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the fair market value of the Common Stock subject to Options; (iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any Option; (ix) to defer (with the consent of the optionee) the exercise date of any Option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xi) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

        (d) All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

        (e) With respect to persons subject to Section 16 of the Exchange Act, if any, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3, or any successor rule thereto. To the extent any provision of this Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator. Notwithstanding the above, it shall be the responsibility of such persons, not of the Company or the Administrator, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Administrator shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3 or any successor rule thereto, or if any such person incurs any liability under
Section 16 of the Exchange Act.

        5.     GRANTING OF OPTIONS; OPTION AGREEMENT

        (a) No Options shall be granted under this Plan after ten years from the date of adoption of this Plan by the Board.

        (b) Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Company, executed by the Company and the person to whom such Option is granted; provided, however, that the failure by the Company, the optionee, or both to execute such an agreement shall not invalidate the granting of an Option, although the exercise of each option shall be subject to
Section 6.1.3.

        (c) The stock option agreement shall specify whether each Option it evidences is a NQO or an ISO.

        (d) Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options under this Plan to persons who are expected to become directors, employees or consultants of the Company, but are not directors, employees or consultants at the date of approval.

        6.     TERMS AND CONDITIONS OF OPTIONS

        Each Option granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1. NQOs shall be also subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

               6.1 Terms and Conditions to Which All Options Are Subject. All Options granted under this Plan shall be subject to the following terms and conditions:

                             6.1.1    Changes in Capital Structure.  Subject to
Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board in its sole discretion.

                             6.1.2    Corporate Transactions.  In the event of
the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee at least 30 days prior to such proposed action. To the extent not previously exercised, all Options will terminate immediately prior to the consummation of such proposed action. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, all Options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity). In the event that such successor does not agree to assume the Options or to substitute equivalent options therefor, unless the Administrator shall determine otherwise, the Options will expire upon such event.

                             6.1.3    Time of Option Exercise.  Subject to
Section 5, Options granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or
(b) in accordance with a schedule related to the date of the grant of the Option, the date of first employment, or such other date as may be set by the Administrator (in any case, the "Vesting Base Date") and specified in the written stock option agreement relating to such Option; provided, however, that the right to exercise an Option must vest at the rate of at least 20% per year over five years from the date the option was granted. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

                             6.1.4    Option Grant Date.  Except in the case of
advance approvals described in Section 5(d), the date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant.

                             6.1.5    Nonassignability of Option Rights.  No
Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, an Option shall be exercisable only by the optionee.

                             6.1.6    Payment.  Except as provided below,
payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. At the time an Option is granted or exercised, the Administrator, in the exercise of its absolute discretion after considering any tax or accounting consequences, may authorize any one or more of the following additional methods of payment:

                                      (a)    Acceptance of the optionee's full
recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company); and

                                      (b)    Delivery by the optionee of Common
Stock already owned by the optionee for all or part of the Option price, provided the value (determined as set forth in Section 6.1.11) of such Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock; provided, however, that if an optionee has exercised any portion of any Option granted by the Company by delivery of Common Stock, the optionee may not, within six months following such exercise, exercise any Option granted under this Plan by delivery of Common Stock without the consent of the Administrator.

                             6.1.7    Termination of Employment.  Except as
otherwise approved by the Administrator in its absolute discretion, if for any reason other than death or permanent and total disability, an optionee ceases to be employed by the Company or any of its Affiliates (such event being called a "Termination"), Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, (but in no event after the Expiration
Date); provided, that if such exercise of the Option would result in liability for the optionee under Section 16(b) of the Exchange Act, such Option shall terminate at such later date as is fixed by the Administrator (but in no event after the Expiration Date). If an optionee dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or an Affiliate or within the period that the Option remains exercisable after Termination, Options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee, by the optionee's personal representative or by the person to whom the Option is transferred by devise or the laws of descent and distribution, at any time within six months after the death or six months after the permanent and total disability of the optionee (but in no event after the Expiration Date). For purposes of this Section 6.1.7, "employment" includes service as a director or consultant. For purposes of this Section 6.1.7, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

                             6.1.8    Repurchase of Stock.  At the option of the
Administrator, the stock to be delivered pursuant to the exercise of any Option granted to a director, employee or consultant under this Plan may be subject to a right of repurchase in favor of the Company with respect to any director, employee or consultant whose director, employment, or consulting relationship with the Company is terminated. Such right of repurchase shall be at the Option exercise price and (i) shall lapse at the rate of at least 20% per year over five years from the date the Option is granted (without regard to the date it becomes exercisable), and must be exercised for cash or cancellation of purchase money indebtedness within 90 days of such termination and (ii) if the right is assignable by the Company, the assignee must pay the Company upon assignment of the right (unless the assignee is a 100% owned subsidiary of the Company or is an Affiliate) cash equal to the difference between the Option exercise price and the value (determined as set forth in Section 6.1.11) of the stock to be purchased if the Option exercise price is less than such value. Shares repurchased by the Company pursuant to the Company's right of repurchase are not again available for grant under the Plan.

               Determination of the number of shares subject to any such right of repurchase shall be made as of the date the director's director relationship with, employee's employment by, or consultant's consulting relationship with, the Company terminates, not as of the date that any Option granted to such director, employee or consultant is thereafter exercised.

                             6.1.9    Withholding and Employment Taxes.  At the
time of exercise of an Option or at such other time as the amount of such obligations becomes determinable (the "Tax Date"), the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. If authorized by the

Administrator in its sole discretion after considering any tax or accounting consequences, an optionee may elect to (i) deliver a promissory note on such terms as the Administrator deems appropriate, (ii) tender to the Company previously owned shares of Stock or other securities of the Company, or (iii) have shares of Common Stock which are acquired upon exercise of the Option withheld by the Company to pay some or all of the amount of tax that is required by law to be withheld by the Company as a result of the exercise of such Option.

               Any limitations may be waived (or additional limitations may be imposed) by the Administrator, in its sole discretion, if the Administrator determines that limitations are not required (or that such additional limitations are required) in order that the transaction shall be exempt from
Section 16(b) of the Exchange Act pursuant to Rule 16b-3, or any successor rule thereto. In addition, any limitations may be waived by the Administrator, in its sole discretion, if the Administrator determines that Rule 16b-3, or any successor rule thereto, is not applicable to the exercise of the Option by the optionee or for any other reason.

               Any securities tendered or withheld in accordance with this
Section 6.1.9 shall be valued by the Company as of the Tax Date.

                             6.1.10   Other Provisions.  Each Option granted
under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an "incentive stock option" within the meaning of Section 422 of the Code.

                             6.1.11   Determination of Value.  For purposes of
the Plan, the value of Common Stock or other securities of the Company shall be determined as follows:

                                      (a)    If the stock of the Company is
listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, its fair market value shall be the closing sales price for such stock or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in The Wall Street Journal or similar publication.

                                      (b)    If the stock of the Company is
regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for the stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

                                      (c)    In the absence of an established
market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management, and the values of stock of other corporations in the same or a similar line of business.

                             6.1.12   Option Term.  Subject to Section 6.3.4,
no Option shall be exercisable more than ten years after the date of grant, or such lesser period of time as is set forth in the stock option agreement (the end of the maximum exercise period stated in the stock option agreement is referred to in this Plan as the "Expiration Date").

                             6.1.13   Exercise Price.  The exercise price of
any Option granted to any person who owns, directly or by attribution under the Code currently Section 424(d), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate (a "Ten Percent Stockholder") shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.11) of the stock covered by the Option at the time the Option is granted.

               6.2 Terms and Conditions to Which Only NQOs Are Subject. Options granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

                             6.2.1    Exercise Price.  Except as set forth in
Section 6.1.13, the exercise price of a NQO shall be not less than 85% of the fair market value (determined in accordance with Section 6.1.11) of the stock subject to the Option on the date of grant.

               6.3 Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

                             6.3.1    Exercise Price.  Except as set forth in
Section 6.1.13, the exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (determined in accordance with Section 6.1.11) of the stock covered by the Option at the time the Option is granted.

                             6.3.2    Disqualifying Dispositions.  If stock
acquired by exercise of an ISO granted pursuant to this Plan is disposed of in a "disqualifying disposition" within the meaning of Section 422 of the Code, the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

                             6.3.3    Grant Date.  If an ISO is granted in
anticipation of employment as provided in Section 5(d), the Option shall be deemed granted, without further approval, on the date the grantee assumes the director, employment or consultancy relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

                             6.3.4    Term.  Notwithstanding Section 6.1.12, no
ISO granted to any Ten Percent Stockholder shall be exercisable more than five years after the date of grant.

        7.     MANNER OF EXERCISE

                      (a) An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price as provided in Section 6.1.6. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.

                      (b) Promptly after receipt of written notice of exercise of an Option, the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or permitted transferee of an optionee shall not have any privileges as a shareholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

        8.     RELATIONSHIP OF PARTICIPANT

                      Neither the adoption of this Plan nor the grant of any Option hereunder shall (i) confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or an Affiliate to terminate the employment of any employee at any time; or (ii) confer upon any consultant any right to a continued consultancy relationship nor shall it interfere in any way with the right of the Company or an Affiliate to terminate the consultancy relationship of any consultant at any time; or (ii) confer upon any participant any right with respect to continuation of the participant's membership on the Board or shall interfere in any way with provisions in the Company's Articles of Incorporation and Bylaws relating to the election, appointment, terms of office, and removal of members of the Board.

        9.     FINANCIAL INFORMATION

                      The Company shall provide to each optionee during the period such optionee holds an outstanding Option, and to each holder of Common Stock acquired upon exercise of Options granted under the Plan for so long as such person is a holder of such Common Stock, a balance sheet and income statement of the Company at least annually as prepared either by the Company or independent certified public accountants of the Company. Such financial statements shall be delivered as soon as practicable following the end of the Company's fiscal year.

        10.    CONDITIONS UPON ISSUANCE OF SHARES

                      Shares of Common Stock shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act").

        11.    NONEXCLUSIVITY OF THE PLAN

                      The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan.

        12.    AMENDMENTS TO PLAN

                      The Board may at any time amend, alter, suspend or discontinue this Plan or any Option. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding Options except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options. No amendment, alteration, suspension or discontinuance shall require shareholder approval unless (a) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes, (b) for so long as the Company has a class of equity securities registered under Section 12 of the Exchange Act, shareholder approval is required to meet the exceptions provided by Rule 16b-3, or any successor rule thereto, or (c) the Board otherwise concludes that shareholder approval is advisable.

        13.    EFFECTIVE DATE OF PLAN

                      This Plan shall become effective upon adoption by the Board, provided, however, that no Option shall be exercisable unless and until written consent of the shareholders of the Company, or approval of shareholders of the Company voting at a validly called shareholders' meeting, is obtained within 12 months after adoption by the Board. If such shareholder approval is not obtained within such time, Options granted hereunder shall terminate and be of no force and effect from and after expiration of such 12 month period. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws.


Plan adopted by the Board of Directors on March 12, 1997.

Plan approved by Shareholders on May 16, 1997.

Amended by the Board of Directors on February 19, 1999.

[X] Please mark your votes as in this example


1. ELECTION OF DIRECTORS

             FOR
         ALL NOMINEES                            WITHHOLD
   LISTED AT RIGHT (EXCEPT                   AUTHORITY TO VOTE
      AS INDICATED BELOW)                  (AS TO ALL NOMINEES)

              [ ]                                   [ ]

   TO ELECT AS DIRECTORS:
   Christy W. Bell, Howard E. Chase, J. Daniel Cole, D. Keith Grossman,
   J. Donald Hill, William M. Hitchcock, George W. Holbrook, Jr., and Daniel M. Mulvena

   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
   WRITE THAT NOMINEE'S NAME ON THE LINE BELOW:


   ---------------------------------------------------------

2. AMENDMENT TO THE 1997 STOCK OPTION PLAN
   With respect to the proposal to approve the amendment to Thoratec's 1997 Stock Option Plan:

   FOR APPROVAL       AGAINST APPROVAL        ABSTAIN
       [ ]                  [ ]                 [ ]

3. AMENDMENTS TO THE 1996 NONEMPLOYEE DIRECTOR'S STOCK OPTION PLAN
   With respect to the proposal to approve the amendments to Thoratec's 1996 Nonemployee Directors Stock Option Plan:

   FOR APPROVAL       AGAINST APPROVAL        ABSTAIN
       [ ]                  [ ]                 [ ]

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR EACH OF THE PROPOSALS SPECIFIED HEREIN.

THIS PROXY MAY BE REVOKED BY THE UNDERSIGNED BY ANY OF THE MEANS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

                Shares of Common Stock
---------------

SIGNATURE(S)                                             DATED
            --------------------------------------------      ----------------
Printed name of Shareholder
                           ---------------------------------------------------
Title (If Shareholder is not an individual)
                                           -----------------------------------
PLEASE SIGN EXACTLY BELOW AS YOUR NAME APPEARS ON THE STOCK RECORDS OF THE COMPANY IF ACTING AS AN ATTORNEY, EXECUTOR, TRUSTEE, OR IN OTHER REPRESENTATIVE CAPACITY, SIGN NAME AND TITLE. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.

                       THORATEC LABORATORIES CORPORATION
            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 1999

The undersigned, revoking all prior proxies, hereby appoint(s) D. Keith
Grossman and Cheryl D. Hess, and each of them, each with the power of substitution and revocation, to represent the undersigned, with all powers which the undersigned would possess if personally present, and to vote as set forth below all shares of stock of THORATEC LABORATORIES CORPORATION (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at the Company's headquarters at 6035 Stoneridge Drive, Pleasanton, California 94588, on Friday, May 14, 1999 at 9:30 a.m., and at any postponements or adjournments of that meeting, and in their discretion to vote upon any other business that may properly come before the meeting.

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